UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2021 (January 21, 2021)

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	YMAB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 21, 2021, Y-mAbs Therapeutics, Inc., (the “Company”) closed its previously announced transaction with United Therapeutics Corporation (“United”), pursuant to which the Company sold its Priority Review Voucher (“PRV”) to United in accordance with the terms of the Asset Purchase Agreement (the “Agreement”) entered into by the parties on December 24, 2020. Upon closing, the Company received the cash proceeds of $105 million from United.

The PRV was granted in conjunction with the approval by the U.S. Food and Drug Administration (“FDA”) of DANYELZA®, for the treatment of refractory/relapsed high-risk neuroblastoma.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement. The Company intends to file a copy of the Agreement, potentially with certain portions subject to confidential treatment, with the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: January 22, 2021	By:	/s/ Thomas Gad
Thomas Gad
Founder, Chairman, President and Head of Business Development & Strategy